Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Banc of California, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-156342, No. 333-170621, No. 333-170622, No. 333-177055 and No. 333-192518) on Form S-3 and (No. 333-201899, No. 333-105728, No. 333-105729, No. 333-172569, No. 333-175268, No. 333-175296 and No. 333-190286) on Form S-8 of Banc of California, Inc. of our reports dated March 16, 2015, with respect to the consolidated statements of financial position of Banc of California, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the annual report on Form 10-K of Banc of California, Inc.

/s/ KPMG LLP KPMG LLP
Irvine, California
March 16, 2015